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                             Block Mortgage Finance
                           Asset Backed Certificates
                                 Series 1999-1

Aggregate Information

                             Original Cert.               Principal           Interest               Total               Ending
Class                          Face Value               Distribution        Distribution         Distribution    Certificate Balance

A-1                           82,000,000.00              43,223,832.76       3,778,809.41        47,002,642.17       38,776,167.24
A-2                           45,000,000.00                       0.00       2,700,000.00         2,700,000.00       45,000,000.00
A-3                           17,000,000.00                       0.00       1,055,700.00         1,055,700.00       17,000,000.00
A-4                           18,000,000.00                       0.00       1,188,000.00         1,188,000.00       18,000,000.00
A-5                           18,000,000.00                       0.00       1,114,200.00         1,114,200.00       18,000,000.00
A-6                          165,000,000.00              61,253,930.87       8,202,355.69        69,456,286.56      103,746,069.13
A-7                           55,000,000.00                       0.00       3,206,499.96         3,206,499.96       55,000,000.00
R                                      0.00                       0.00                                    0.00                0.00

Total                        400,000,000.00             104,477,763.63      21,245,565.06       125,723,328.69      295,522,236.37


                                                        Group I (Fixed      Group II (Adjustable
                                                           Rate Loans)         Rate Loans)
                                                        ----------------------------------------
Sec. 7.09 (a) (i)  Scheduled Principal                    1,517,520.71         913,722.75
                   Principal Prepayments                 33,982,748.42      52,576,166.67
                   Net Liquidation Proceeds                  69,710.73               0.00
                   Paid Principal Carry Forward Amt               0.00               0.00
                   Remaining Unpaid Prin Carry Forward            0.00               0.00


Sec. 7.09 (a) (ii) Compensating Interest                          0.00               0.00
                   Paid Int Carryforward Amt                      0.00               0.00
                   Remaining unpaid interest Carry Forw           0.00               0.00
                   A-6 Basis Risk Carryover                       0.00               0.00
                   A-6 Basis Risk Carryover amt Remaining         0.00               0.00


                                                        Group I (Fixed      Group II (Adjustable
                                                           Rate Loans)         Rate Loans)            Total
                                                        ------------------------------------------------------
Sec. 7.09 (a) (iv) Aggregate Loan Balance               147,666,779.15     174,199,629.41       321,866,408.56


Sec. 7.09 (a) (v)  Servicing Fees                         1,836,740.86               0.00
                   Insurance Premium Amount                 622,487.00               0.00
                   Trustee Fee                               47,755.24               0.00

Sec. 7.09 (a) (vii)Current Delin. Advances               18,574,996.63               0.00
                   Current Serv. Advances                         0.00               0.00
                   Total Unreimb. Del. Advances                   0.00               0.00
                   Total Unreimb. Serv. Advances                  0.00               0.00



                                                                              Not in                            In
                                                                         Forclosure or Reo                  Foreclosure  Prin.
Sec 7.09 (a) (viii) (A), (B)     Delinquencies              Period            Number        Prin. Balance    Number     Balance

                                  Fixed Group             1-29 Days           858.00        45,701,977.88      0.00       0.00


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                                                         30-59 Days             252.00       13,217,817.63      1.00       29,900.27
                                                         60-89 Days              96.00        5,686,644.44      4.00      427,987.17
                                                           90+ Days             133.00        7,109,507.55    164.00   10,088,831.84

                                                          1-29 Days             705.00       63,734,328.02      2.00      139,753.52
                                   Adj Group             30-59 Days             153.00       14,034,593.55      0.00            0.00
                                                         60-89 Days              81.00        7,324,644.96      5.00      275,014.13
                                                           90+ Days             101.00        9,165,958.89     99.00    7,711,369.55



Sec 7.09 (a) (ix)        30 REO Properties with an aggregate loan balance of $2,058,533.03 as of December 31, 1999.


Sec 7.09 (a) (x) Mortgage                               Group                         Loan Number             Principal Balance
                                                        -----                         -----------             -----------------
Loans Becoming REO                                        I                             783120                   138,383.37
Property during the preceding                             I                             782839                    42,407.58
Month                                                     I                             782810                    73,079.99
                                                          I                             782603                    34,858.94
                                                          I                             702751                    45,493.89
                                                          II                           1009591                    55,137.18
                                                          II                            809540                   144,192.90
                                                          II                            704415                    47,387.17
                                                          II                            704233                    81,627.61

                                                      Group I (Fixed      Group II (Adjustable
                                                         Rate Loans)         Rate Loans)
                                                      ----------------------------------------
Sec 7.09 (a) (xi)   Insured Payment                        0.00                  0.00
                    Class A-1 Allocation                   0.00                  0.00
                    Class A-2 Allocation                   0.00                  0.00
                    Class A-3 Allocation                   0.00                  0.00
                    Class A-4 Allocation                   0.00                  0.00
                    Class A-5 Allocation                   0.00                  0.00
                    Class A-6 Allocation                   0.00                  0.00
                    Class A-7 Allocation                   0.00                  0.00

Sec 7.09 (a) (xii)  Subordinated Amount            7,011,419.00         10,389,688.64
                    Subordination Deficit                  0.00                  0.00
                    Specified Subordinated Amount 16,912,919.94         18,544,680.46

Sec 7.09 (a) (xiv)  Substitution Adjustments               0.00                  0.00
                    Loan Purchase Price Amounts            0.00                  0.00

Sec. 7.09 (a) (xv)  Weighted Average Coupon               11.25%                10.21%
                    Weighted Average Remaining Term      228.00                334.00

Sec. 7.09 (a) (xvi) Largest Loan Balance Outstanding 375,319.47            664,230.68

Sec 7.09 (a) (xvii) Available Funds                3,834,481.09          5,768,109.59
                    Total Available Funds          4,422,737.20          6,318,484.22


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